EXHIBIT 13.1

Certification

In connection with the annual report of Lentuo International Inc. (the “Company”) on Form 20-F/A for the year ended December 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officer of the Company does hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to such officer’s knowledge:

(1)              the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2)              the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 28, 2013

/s/ Jing Yang
Name:	Jing Yang
Title:	Chief Executive Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.